Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us in the Amendment No. 18 to the Registration Statement No. 811-21667 of the Investment Company Act of 1940 on Form N-1A of Fidelity Central Investment Portfolios LLC, including Fidelity High Income Central Fund 2, under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 19, 2008